Exhibit (d)

No.	FIDUS INVESTMENT CORPORATION	Shares
Incorporated under the Laws of the State of Maryland
CUSIP NO.

Common Stock	Par Value $0.001 Per Share
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT                      IS THE OWNER OF                      FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, WITH A PAR VALUE OF $0.001 PER SHARE, OF FIDUS INVESTMENT CORPORATION (the “Corporation”), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
WITNESS the seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:                     , 2011
FIDUS INVESTMENT CORPORATION

Secretary	Chief Executive Officer
CORPORATE SEAL
2011
MARYLAND

Transfer Agent

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif. Gift Min Act - Custodian
TEN ENT	tenants by the entireties	(Cust) (Minor)
JT TEN	as joint tenants with right of survivorship and not as tenants in common	Act:
(State)
Additional Abbreviations may also be used though not in the above list.
IMPORTANT NOTICE
     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. This Certificate and the shares of Common Stock represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
For Value Received,                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
Shares of the Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint _______ Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE
NAME AS WRITEEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR,
WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND
CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).